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                                                                    EXHIBIT 99.1
       [Facing Page of Subscription Agreement for Record and Beneficial Holders]
                          NATIONAL MERCANTILE BANCORP
                     SUBSCRIPTION AGREEMENT FOR SHARES OF
                                 COMMON STOCK

                     EXPIRATION DATE: ______________, 2000

National Mercantile Bancorp
c/o U.S. Stock Transfer Corporation
1745 Gardena Avenue, Suite 200
Glendale, California 91204

Ladies/Gentlemen:

         1. I/We hereby subscribe to purchase the number of shares of common stock (the "SHARES") of National Mercantile Bancorp, a California corporation (the "COMPANY"), set forth on the reverse side of this Subscription Agreement.

         2. I/We herewith tender payment for the shares by delivering a check payable to U.S. Stock Transfer Corporation in the amount of $____ per Share.

         3. I/We understand that this subscription is not binding on the Company unless and until it is accepted and until the funds paid by me herewith clear and are credited to the account of the Company.

         4. I/We understand that if my subscription is not accepted all funds delivered by me will be returned promptly to me, without interest. I/We further understand that, in the sole discretion of the Company, less than the full number of Shares subscribed for by me may be accepted, whereupon the excess funds tendered by me will be returned without interest.

         5. I/We represent and warrant to the Company, as follows:

            (a) I was/We were at the time I/we received this Subscription Agreement and accompanying materials and I/we currently am/are the record or beneficial holder of that number of shares of common stock and Series A Noncumulative Convertible Preferred Stock ("Series A Preferred Stock") set forth on the reverse side of this Subscription Agreement.

            (b) I/We understand that the Articles of Incorporation of the Company restrict my/our ability to acquire more than 4.5% of the Company's stock (as defined in Section 382 of the Internal Revenue Code of 1986, as amended) (the "NOL Restriction") and that if I/we acquire more than 4.5% of the Company's stock without the Company's consent, the Company may direct that the shares I/we acquire be sold by an agent designated by the Company in an arms-length transaction. I/We understand that if I/we acquire shares in excess of the amount set forth on the reverse side of this Subscription Agreement before the expiration of this offering, an acceptance by the Company of my/our subscription hereunder shall not constitute a waiver of the NOL Restriction.

            (c) I/We have set forth on the reverse side of this Subscription Agreement the state of my/our permanent legal residence and the state in which I/we received the prospectus relating to the Offering.

         6. I/We understand that the Company's acceptance of this Subscription Agreement is expressly in reliance upon my/our representations and warranties contained herein.

         7. If I/we beneficially hold shares of common stock and/or Series A Preferred Stock of the Company through a nominee, I/we hereby authorize the Company to contact the record holder of such shares to confirm the number of shares of common stock and/or Series A Preferred Stock held by me/us and to confirm my/our state of residence or domicile.

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      [Reverse Side of Subscription Agreement for Record and Beneficial Holders]

WHEN YOU RECEIVED THIS SUBSCRIPTION AGREEMENT AND THE ACCOMPANYING MATERIALS WERE YOU THE RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK AND/OR SERIES A PREFERRED STOCK OF THE COMPANY?

         PLEASE CHECK ONE:                  YES ___  NO ___

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I AM/WE ARE THE RECORD OR BENEFICIAL HOLDER OF THE FOLLOWING NUMBER OF SHARES OF
THE COMPANY:

         COMMON STOCK __________________________     SERIES A PREFERRED STOCK __________________________________

MY/OUR PERMANENT RESIDENCE OR DOMICILE IS IN THE     I/WE RECEIVED A COPY OF THE PROSPECTUS AND THIS
FOLLOWING STATE:                                     SUBSCRIPTION AGREEMENT IN THE FOLLOWING STATE:

------------------------------------------------     -----------------------------------------------------------
[Insert State of Residence]                          [Insert State]

IF YOU ARE THE BENEFICIAL HOLDER OF SHARES OF COMMON STOCK AND/OR SERIES A PREFERRED STOCK, PLEASE
STATE THE NAME OF THE RECORD HOLDER OR NOMINEE HOLDER OF YOUR SHARES AND ITS TELEPHONE NUMBER:

------------------------------------------------     -----------------------------------------------------------
[Insert Name of Nominee (broker, dealer or           [Insert telephone number of nominee holder]
other record holder)]

I/WE HEREBY SUBSCRIBE TO PURCHASE THE FOLLOWING NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY:
                                                     $
------------------------------------------------       ---------------------------------------------------------
[Insert Number of Shares Subscribed For]             [Total Purchase Price (Number of Shares x $___ per share)]

IN WITNESS WHEREOF, the undersigned has entered into this Subscription Agreement as of the date set forth below.


--------------------------------------------         -----------------------------------------------------------
[Signature of Subscriber]                            [Tax I.D. Number or Social Security Number of Subscriber]

--------------------------------------------         -----------------------------------------------------------
[Signature of Joint Holder, if applicable]           [Tax I.D. Number or Social Security Number of Joint Holder]

Please insert the address for delivery of shares (if different from your residence or domicile address set forth above) and your telephone number:


--------------------------------------------         -----------------------------------------------------------
[Street Name and Address]                            [Telephone Number]

--------------------------------------------
[City, State and Zip Code]

AGREED TO AND ACCEPTED AS OF ______, 2000:           NATIONAL MERCANTILE BANCORP



                                                     By:
                                                         -------------------------------------------------------
                                                             Authorized Agent
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